EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - -
                                                   Chapter 11
In re
                                                   Case Nos. 01-41643 (RLB)
     THE WARNACO GROUP, INC., et al.,              through     01-41680 (RLB)
                              -- ---

                                    Debtors.       (Jointly Administered)
- - - - - - - - - - - - - - - - - - - - - - -


                           MONTHLY OPERATING STATEMENT
                            OF DEBTORS-IN-POSSESSION
                     FOR OCTOBER 6, 2002 TO NOVEMBER 2, 2002


Address of Debtors-in-Possession:
The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016

                                      Monthly Disbursements:        $   105,015
                                                                    -----------
Address of Attorneys for Debtors-in-Possession:
----------------------------------------------
Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York  10019

                                      Monthly Operating Loss
                                      before reorganization costs     $  (5,548)
                                                                      ----------

         The undersigned, having reviewed the attached report and being familiar with the financial affairs of The Warnaco Group, Inc., ("Warnaco"), and certain of Warnaco's subsidiaries, each a debtor and debtor-in-possession herein (collectively, the "Debtors"), verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

Date:    December   , 2002            By:  /s/  James P. Fogarty
                                           ---------------------------------
                                           James P. Fogarty
                                           Senior Vice President
                                           Chief Financial Officer


Indicate if this is an amended statement by checking here. Amended Statement___________

                         THE WARNACO GROUP, INC., et al.
                             (DEBTORS-IN-POSSESSION)
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                 (In Thousands)


                                                                    Month Ended      10 Months Ended
                                                                  November 2, 2002   November 2, 2002
                                                                  ----------------   ----------------
Net revenues                                                           $ 91,733          $ 1,041,293
Cost of goods sold                                                       77,078              776,599
Selling, general and administrative expenses                             20,203              241,892
                                                                  --------------       --------------

Operating income (loss) before reorganization items                      (5,548)              22,802

Reorganization items                                                      9,473               85,627
                                                                  --------------       --------------

Operating loss                                                          (15,021)             (62,825)

Interest expense, net                                                     1,518               16,180
Other expense (income), net                                                (293)              (5,107)
                                                                  --------------       --------------
Income (loss) before income taxes, cumulative effect of accounting
    change and equity in loss of unconsolidated subsidiaries            (16,246)             (73,898)
Provision (benefit) for income taxes                                         93               (3,182)
Cumulative effect of change in accounting (Note 2)                            -              787,820
Equity in (income) loss of unconsolidated subsidiaries                     (541)              62,634
                                                                  --------------       --------------
Net loss                                                              $ (15,798)          $ (921,170)
                                                                  ==============       ==============

EBITDAR (See Note 1)                                                     $ (706)            $ 79,952
                                                                  ==============       ==============

Note: Information presented herein reflects results of operations for Debtor entities. For results of operations for all Warnaco entities, please refer to
Note 7 attached hereto. In summary, such worldwide consolidated operating results were:

                                                                   Month Ended       10 Months Ended
                                                                  November 2, 2002   November 2, 2002
                                                                  ----------------   ----------------
Net revenues                                                          $ 114,398          $ 1,251,675
                                                                  ==============       ==============

Net loss                                                              $ (15,798)         $  (921,170)
                                                                  ==============       ==============

EBITDAR                                                               $   1,775          $   103,412
                                                                  ==============       ==============

                         THE WARNACO GROUP, INC., et al.
                             (DEBTORS-IN-POSSESSION)
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (In Thousands)


ASSETS
                                                                 November 2, 2002               January 5, 2002
                                                               ---------------------          --------------------
Current assets:
     Cash                                                                  $ 82,265                      $ 18,758
     Receivables, net                                                       161,419                       220,323
     Inventories, net                                                       290,241                       350,406
     Prepaid expenses and other current assets                               15,513                        31,722
                                                               ---------------------          --------------------
         Total current assets                                               549,438                       621,209

Property, plant and equipment, net                                          150,278                       191,117
Trademarks, goodwill and other assets, net                                   68,466                       873,073
Investment in affiliates                                                    114,478                       181,212
Intercompany receivables, net                                                10,247                        43,511
Deferred income taxes                                                         2,236                             -
                                                               ---------------------          --------------------
         Total Assets                                                     $ 895,143                   $ 1,910,122
                                                               =====================          ====================


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Liabilities not subject to compromise:
  Current Liabilities:
     Current portion of long-term debt                                      $ 7,144                       $ 1,557
     Accounts payable                                                        79,161                        59,319
     Other current liabilities                                               57,897                        66,846
     Deferred income taxes                                                    7,951                         4,088
                                                               ---------------------          --------------------
         Total current liabilities                                          152,153                       131,810
                                                               ---------------------          --------------------

  Amended DIP                                                                     -                       155,915
  Long-term debt                                                              1,311                         1,740
  Other long-term liabilities                                                35,882                        31,736
  Deferred income taxes                                                           -                         5,130
Liabilities subject to compromise                                         2,484,014                     2,435,075
                                                               ---------------------          --------------------
         Total Liabilities                                                2,673,360                     2,761,406

Shareholders' deficiency                                                 (1,778,217)                     (851,284)
                                                               ---------------------          --------------------
          Total Liabilities and Shareholders' Deficiency                  $ 895,143                   $ 1,910,122
                                                               =====================          ====================


                         THE WARNACO GROUP, INC., et al.
                             (DEBTORS-IN-POSSESSION)
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                   Month Ended                10 Months Ended
                                                                                November 2, 2002             November 2, 2002
                                                                             ------------------------     ------------------------
Cash flow from operating activities:
     Net loss                                                                              $ (15,798)                  $ (921,170)
     Adjustments to reconcile net loss to net cash provided
        by operating activities:
           Depreciation and amortization                                                       4,229                       42,055
           Non-cash interest expense                                                           1,220                       13,033
           Cumulative effect of change in accounting                                               -                      787,820
           Non-cash reorganization costs                                                       6,815                       53,941
     Change in operating assets and liabilities:
        Accounts receivable                                                                     (299)                      64,296
        Inventories                                                                           20,696                       60,165
        Accounts payable                                                                     (11,931)                      15,059
        Pre-petition liabilities                                                                 (41)                        (790)
        Prepaid expenses, other current assets and liabilities                                   438                       23,005
        Other long-term and non-operating liabilities                                         (1,434)                      67,058
                                                                             ------------------------     ------------------------
              Net cash provided by operating activities                                        3,895                      204,472
                                                                             ------------------------     ------------------------
Cash flow from investing activities:
     Capital expenditures, net of disposals                                                      938                        4,168
                                                                             ------------------------     ------------------------
              Net cash used in investing activities                                              938                        4,168
                                                                             ------------------------     ------------------------

Cash flow from financing activities:
     Repayments under pre-petition credit facilities, net                                          -                      (10,031)
     Repayments under Amended DIP, net                                                             -                     (155,915)
     Repayment of other debt, net                                                               (615)                      (3,913)
     Change in intercompany accounts, net                                                      3,526                       31,178
                                                                             ------------------------     ------------------------
              Net cash provided by (used in) financing activities                              2,911                     (138,681)
                                                                             ------------------------     ------------------------

Translation adjustments                                                                        1,481                        1,884
                                                                             ------------------------     ------------------------

              Net increase in cash and cash equivalents                                        7,349                       63,507

     Cash and cash equivalents at beginning of period                                         74,916                       18,758
                                                                             ------------------------     ------------------------

     Cash and cash equivalents at end of period                                             $ 82,265                     $ 82,265
                                                                             ========================     ========================

                         THE WARNACO GROUP, INC. et al.
                             (DEBTORS-IN-POSSESSION)
              Notes to Consolidated Condensed Financial Statements
                             (dollars in thousands)

Note 1 - Basis of Presentation

     On June 11, 2001 (the "Petition Date"), The Warnaco Group, Inc. (the "Company") and certain of its subsidiaries (each a "Debtor" and, collectively, the "Debtors") each filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively the "Chapter 11 Cases"). The Company, 36 of its 37 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company ("Warnaco Canada") are Debtors in the Chapter 11 Cases. The remainder of the Company's foreign subsidiaries are not debtors in the Chapter 11 Cases, nor are they subject to foreign bankruptcy or insolvency proceedings. However, certain debt obligations of the Company's foreign subsidiaries are subject to standstill agreements with the Company's pre-petition lenders.

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 27, 2001, February 5, 2002 and May 15, 2002. In addition, the Administrative Agent granted certain extensions under the DIP on April 12, 2002, June 19, 2002, July 18, 2002, August 22, 2002 and September 30, 2002 (the "Amended DIP"). The amendments and extensions, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend certain deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company to $325,000. On October 8, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $275,000. There were no borrowings outstanding under the Amended DIP as of November 2, 2002 and the Company had approximately $70,137 excess cash available as collateral against outstanding trade and stand-by letters of credit.

     Pursuant to the Bankruptcy Code, pre-petition obligations of the Debtors, including obligations under debt instruments, generally may not be enforced against the Debtors, and any actions to collect pre-petition indebtedness are automatically stayed, unless the stay is lifted by the Bankruptcy Court. In addition, as debtors-in-possession, the Debtors have a right, subject to Bankruptcy Court approval and certain other limitations, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means the Debtors agree to perform their obligations under the lease or contract and to cure all defaults, and "rejection" means that the Debtors are relieved from their obligation to perform under the contract or lease, but are subject to damages for the breach thereof. Any damages resulting from such a breach will be treated as unsecured claims in the Chapter 11 Cases. The Debtors are reviewing their executory contracts and unexpired leases. Through November 2, 2002, the Debtors had rejected a number of executory contracts and unexpired leases and had accrued approximately $28,354 related to rejected leases and contracts. The Debtors have attempted to estimate the ultimate amount of liability, however, the ultimate distribution that such creditors will receive is subject to the satisfaction of certain requirements under the Bankruptcy Code and the approval of the Bankruptcy Court. In connection with the consummation of its proposed plan of reorganization as filed on October 1, 2002 and as amended on November 8, 2002, the Company will assume certain of its leases and executory contracts. The Debtors' ability to confirm any plan of reorganization is dependent upon the Bankruptcy Court's approval of the Company's assumption of certain license agreements.

     As a result of the Chapter 11 Cases and the circumstances leading to the filing thereof, as of November 2, 2002, the Company was not in compliance with certain financial and bankruptcy covenants contained in certain of its license agreements. Under applicable provisions of the Bankruptcy Code, compliance with such terms and conditions in executory contracts generally are either excused or suspended during the Chapter 11 Cases.

     In the Chapter 11 Cases, substantially all of the Debtors' unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes from affected parties. For financial reporting purposes, those liabilities have been segregated and classified as liabilities subject to compromise in the consolidated condensed balance sheets. The ultimate amount of and settlement terms for such liabilities are subject to confirmation of the Debtors' proposed plan of reorganization and, accordingly, are not presently determinable.

     The Debtors filed their proposed joint plan of reorganization and related disclosure statement with the Bankruptcy Court on October 1, 2002. The Debtors subsequently filed a first amended joint plan of reorganization and related disclosure statement on November 9, 2002. A hearing was held before the Bankruptcy Court on November 13, 2002 with respect to the adequacy of the information contained in the disclosure statement. The Bankruptcy Court entered an order on November 14, 2002 approving the Debtors' disclosure statement as containing information of a kind and in sufficient detail, as far as is reasonably practical to enable holders of claims to make informed judgements about the plan, as required under section 1125 of the Bankruptcy Code. As a result, the Debtors will solicit acceptances of the plan from their creditors whose claims are impaired and who may require distributions under the plan. In order to confirm the plan, the Bankruptcy Court is required to find, among other things, that (i) with respect to each impaired class of creditors and equity holders, each holder in such class has accepted the plan or will, pursuant to the plan, receive at least as much as such holder would have received in a liquidation, (ii) each impaired class of creditors and equity holders has accepted the plan by the requisite vote (except as described below) and (iii) confirmation of the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless the plan proposes such measures. If any impaired class of creditors or equity holders does not accept the plan, then, assuming that all of the other requirements of the Bankruptcy Code are met, the Debtors may invoke the "cram-down" provisions of the Bankruptcy Code. Under these provisions, the Bankruptcy Court may approve a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity holders if certain requirements are met. These requirements include payment in full for a dissenting senior class of creditors before payment to a junior class can be made. Under the priority scheme established by the Bankruptcy Code, absent agreement to the contrary, certain post-petition liabilities and pre-petition liabilities need to be satisfied before shareholders can receive any distribution.

     The Bankruptcy Code provides that the Debtors have exclusive periods during which only they may file and solicit acceptances of a plan of reorganization. The Debtors have obtained approval of five separate extensions of their exclusive periods, the most recent extension being to and including October 7, 2002 and December 6, 2002, respectively. The Debtors filed a proposed joint plan of reorganization on October 1, 2002, which was amended on November 9, 2002. The debtors expect to conclude the solicitation of votes with respect to the plan by December 27, 2002 and accordingly expect to secure an extension of their exclusive period to obtain acceptances of the plan through and including January 6, 2003. If the Debtors' plan is not confirmed by the Bankruptcy Court, impaired classes of creditors and equity holders or any party-in-interest (including a creditor, equity holder, a committee of creditors or equity holders or an indenture trustee) may file their own plan of reorganization for the Debtors.

     As a result of the amount and character of the Company's pre-petition indebtedness, the shortfall between the Company's projected enterprise value and the amount necessary to satisfy the claims, in full, of its secured and unsecured creditors and the impact of the provisions of the Bankruptcy Code applicable to confirmation of the Debtors' proposed plan of reorganization, holders of the Company's debt and equity securities will receive distributions under the Company's proposed plan of reorganization as follows:

     (i) the Company's existing common stock will be extinguished and common stockholders will receive no distribution;

     (ii) general unsecured claimants will receive approximately 2.55% of newly issued common stock of the reorganized Company;

     (iii) the Company's pre-petition secured lenders will receive their pro-rata share of approximately $101,000 in cash, newly issued second lien notes in the principal amount of $200,000 and approximately 96.26% of newly issued common stock of the reorganized Company;

     (iv) holders of claims arising from or related to certain preferred securities will receive approximately 0.60% of newly issued common stock of the reorganized Company if such holders do not vote as a class to reject the plan; and

     (v) pursuant to the terms of his Employment Agreement, as adjusted under the Plan, Antonio C. Alvarez II, the President and Chief Executive Officer of the Company, will receive an incentive bonus consisting of $1,950 in cash, second lien notes in the principal amount of $940 and 0.59% of newly issued common stock of the reorganized Company.

     (vi) In addition to the foregoing, allowed administrative and certain priority claims will be paid in full in cash. Under the proposed plan additional shares of common stock of the reorganized Company equal to 10% of the newly issued common stock of the Company will be reserved for issuance pursuant to management incentive stock grants.

     During the course of the Chapter 11 Cases, the Debtors may seek Bankruptcy Court authorization to sell assets and settle liabilities for amounts other than those reflected in the consolidated condensed financial statements. The Debtors continue to evaluate the Company's operations and may identify additional assets for potential disposition. However, there can be no assurance that the Company will be able to consummate such transactions at prices the Company or the Company's creditor constituencies will find acceptable. Since the Petition Date, through October 5, 2002, the Company sold certain personal property, certain owned buildings and land and other assets generating net proceeds of approximately $12,500 of which approximately $9,800 was generated in the first ten months of fiscal 2002 (collectively the "Asset Sales"). The Asset Sales did not result in a material gain or loss since the Company had previously written-down assets identified for potential disposition to estimated net realizable value. Substantially all of the net proceeds from the Asset Sales were used to reduce outstanding borrowings under the Amended DIP. In addition, in the first quarter of fiscal 2002, the Company sold the business and substantially all of the assets of GJM Manufacturing Ltd. ("GJM"), a private label manufacturer of women's sleepwear and Penhaligon's Ltd. ("Penhaligon's"), a United Kingdom based retailer of perfumes, soaps, toiletries and other products. The sales of GJM and Penhaligon's generated approximately $20,459 of net proceeds in the aggregate and a net loss of approximately $2,100. Proceeds from the sale of GJM and Penhaligon's were used to (i) reduce amounts outstanding under certain of the Company's debt agreements ($4,800), (ii) reduce amounts outstanding under the Amended DIP ($4,200), (iii) create an escrow fund (subsequently disbursed in June 2002) for the benefit of pre-petition secured lenders ($9,759) and (iv) create an escrow fund for the benefit of the purchasers for potential indemnification claims and for any working capital valuation adjustments ($1,700). In the second quarter of fiscal 2002, the Company began the process of closing 25 of its domestic outlet retail stores. The closing of the outlet stores and the related sale of inventory at approximately net book value, generated approximately $12,000 of net proceeds which were used to reduce amounts outstanding under the Amended DIP in the second quarter of fiscal 2002. In October 2002, the Company began the process of closing its 26 remaining domestic outlet retail stores. The closing of the stores and the related sale of inventory, at approximately net book value, generated approximately $10,300 of net proceeds through November 13, 2002. The Company will receive additional proceeds of approximately $2,000 in the fourth quarter of fiscal 2002. The Company expects that all domestic outlet retail stores will be closed by the end of January 2003. In September 2002, the Company sold certain assets related to the design and production of certain swim-related products ("Ubertech"). The Company retained its swimwear and swim related business. The sale of Ubertech generated $150 of net proceeds and resulted in a loss on the sale of $1,362. Assets held for sale of $112 are various fixed assets the Company expects to sell in the fourth quarter of fiscal 2002. Such assets were previously written-down to estimated net realizable value.

     Administrative and reorganization expenses resulting from the Chapter 11 Cases will unfavorably affect the Debtors and, consequently, the Company's consolidated results of operations. Future results of operations may also be adversely affected by other factors relating to the Chapter 11 Cases. Reorganization and administrative expenses related to the Chapter 11 Cases have been separately identified in the consolidated condensed statement of operations as reorganization items.

     The Company's current Chief Executive Officer, Antonio C. Alvarez II, and current Chief Financial Officer, James P. Fogarty, joined the Company from the turnaround and crisis management consulting firm, Alvarez & Marsal, Inc. ("A&M") in April 2001. The Company has formed a search committee and has engaged an executive search firm to identify internal and external candidates to succeed Messrs. Alvarez and Fogarty following their return to their practices at A&M. Messrs. Alvarez and Fogarty have committed to remain in place through the completion of the restructuring process and to provide for a smooth and orderly transition to a new Chief Executive Officer and Chief Financial Officer. Separately, the Company has engaged an executive search firm to identify candidates for the Board of Directors of the reorganized Company.

     The accompanying consolidated condensed financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") assuming the Company will continue as a going concern. The Company is currently operating under the jurisdiction of the Bankruptcy Code and the Bankruptcy Court. Continuation of the Company as a going concern is contingent upon, among other things its ability to, (i) formulate a plan of reorganization that will gain approval of the parties required by the Bankruptcy Code and be confirmed by the Bankruptcy Court, (ii) continue to comply with the terms of the Amended DIP, (iii) return to profitable operations, and (iv) generate sufficient cash flows from operations and obtain financing sources to meet future obligations. These matters, along with the Company's losses from operations and stockholders' capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated condensed financial statements do not include any of the adjustments relating to the recoverability and classification of recorded assets or the amounts and classifications of liabilities that might result from the outcome of these uncertainties.

     The unaudited consolidated condensed financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Debtors, the accompanying consolidated condensed financial statements contain all adjustments (all of which were of a normal recurring nature, except for the adoption of SFAS No. 142 as discussed in Note 2 and adjustments related to the Chapter 11 Cases) necessary to present fairly the financial position of the Debtors as of November 2, 2002, as well as its results of operations and cash flows for the period ended November 2, 2002.

         Reorganization items of the Debtors consist of the following:


                                 Month Ended              10 Months Ended
                               November 2, 2002           November 2, 2002
                            -----------------------    -----------------------

    Asset write-offs                       $ 6,421                   $ 20,767
    Professional fees                        2,449                     22,378
    Retention bonuses                          325                      9,021
    Severance                                  194                      3,248
    GECC lease settlement                                              22,907
    Lease terminations                                                  5,319
    Other items                                 84                      1,987
                            -----------------------    -----------------------

                                           $ 9,473                   $ 85,627
                            =======================    =======================


         Worldwide consolidated reorganization items for the month and ten months ended November 2, 2002 totaled $ 9,814 and $89,021, respectively.

         In the first quarter of fiscal 2002, the Debtors have reduced consolidated stockholders' deficiency by $49,920 from its reported consolidated 2000 balances to reflect the effects of certain errors involving the recording of inter-company pricing arrangements, the recording of accounts payable primarily related to the purchase of inventory from suppliers and the accrual of certain liabilities. The correction of these errors has caused the Company to restate its previously issued financial statements for the years ended January 1, 2000 and December 30, 2000. The Company has conducted an internal investigation of the cause of the errors and hired a previously unaffiliated legal firm to assist in its investigation of certain of the errors in its Designer Holdings, Ltd. subsidiary ("Designer Holdings"). Since the discovery of the accounting errors at Designer Holdings and at certain of the Company's European subsidiaries, the Company has replaced certain financial staff and has taken several steps to improve the accounting for inter-company purchases and the reconciliation of inter-company accounts.

       Earnings before interest, taxes, depreciation, amortization, restructuring charges and other items ("EBITDAR") is as follows:

                                                                      Month Ended              10 Months Ended
                                                                    November 2, 2002           November 2, 2002
                                                                 -----------------------    -----------------------

Operating income (loss) before reorganization items                            $ (5,548)                  $ 22,802

Depreciation and amortization                                                     4,224                     42,035
UNICAP associated with inventory reductions                                           -                      9,900
Losses from discontinued operations                                                 232                      2,003
Other items                                                                         386                      3,212
                                                                 -----------------------    -----------------------

EBITDAR                                                                          $ (706)                  $ 79,952
                                                                 =======================    =======================




Note 2 - Cumulative Effect of the Change in Accounting Principle

         Effective January 6, 2002, Warnaco adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and certain other intangible assets with indefinite lives effective for the Company's 2002 fiscal year. SFAS 142 addresses financial accounting and reporting for intangible assets and acquired goodwill. SFAS 142 requires that indefinite lived intangible assets be tested for impairment upon adoption and at least annually thereafter. Under the provisions of SFAS 142, goodwill is deemed impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. Intangible assets are deemed impaired if the carrying value of such assets exceeds its fair value. The Company obtained an independent appraisal of its Business Enterprise Value ("BEV") in connection with the preparation of its proposed plan of reorganization. The Company allocated the BEV to its various business reporting units and determined that the value of certain of the Company's indefinite lived intangible assets and goodwill were impaired. As a result, the Debtors recorded a charge of $787,820 for the cumulative effect of a change in accounting principle related to the adoption of SFAS 142. The worldwide consolidated cumulative effect related to the implementation of SFAS 142 was charge of $855,135. See Note 7.


Note 3 - Long-Term Debt

Debtor-in-Possession Financing

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 27, 2001, February 5, 2002 and May 15, 2002. In addition, the Administrative Agent granted certain extensions under the DIP on April 12, 2002, June 19, 2002, July 18, 2002, August 22, 2002 and September 30, 2002. The amendments and extensions, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan. The Amended DIP (when originally executed) provided for a $375,000 non-amortizing revolving credit facility (which includes a letter of credit facility of up to $200,000) ("Tranche A") and a $225,000 revolving credit facility ("Tranche B"). On December 27, 2001 the Tranche B commitment was reduced to $100,000. On April 19, 2002, the Company voluntarily elected to eliminate Tranche B based upon its determination that the Company's liquidity position had improved significantly since the Petition Date and Tranche B would not be needed to fund the Company's on-going operations. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $325,000. On October 8, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $275,000. Borrowing under the Amended DIP bears interest at either the London Inter Bank Offering Rate (LIBOR) plus 2.75% (4.4% at November 2, 2002) or at the Citibank N.A. Base Rate plus 1.75% (6.5% at November 2, 2002).

     All outstanding borrowings under the Amended DIP had been repaid as of November 2, 2002. Amounts outstanding under the Amended DIP at January 5, 2002 were $155,915. In addition, the Company had stand-by and documentary letters of credit outstanding under the Amended DIP at November 2, 2002 and January 5, 2002 of approximately $50,230 and $60,031 respectively. The total amount of additional credit available to the Company at November 2, 2002 and January 5, 2002 was $163,601 and $159,054 respectively. As of November 2, 2002, the Company had approximately $70,137 of cash available as collateral against outstanding trade and stand-by letters of credit.

       The Amended DIP is secured by substantially all of the domestic assets of the Company.

     GECC Settlement

     On June 12, 2002, the Bankruptcy Court approved the Company's settlement of certain operating lease agreements with General Electric Capital Corporation ("GECC"). The leases had original terms of from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. GECC's total claims under the leases were approximately $51,152. Under the terms of the settlement agreement, the Company will pay GECC $15,200 of which $5,600 had been paid by the Company through June 12, 2002. The Company will pay the balance of $9,600 (net present value of $9,071 at June 12, 2002) in equal monthly installments of $550 through the date of the consummation of a confirmed plan of reorganization and $750 per month thereafter until the balance is fully paid. The net present value of the remaining GECC payments of $7,131 is classified as short-term debt not subject to compromise at November 2, 2002. All other amounts claimed by GECC under the leases of $35,952 (including $13,045 previously accrued and charged to operating expense by the Company) are classified as liabilities subject to compromise at November 2, 2002. Amounts not previously accrued by the Company but included in the GECC claim of $22,907 were charged to reorganization items in the second quarter of fiscal 2002. GECC retains a perfected security interest in the leased assets equal to the outstanding cash settlement payments due under the settlement agreement until all such amounts are paid.

       The assets acquired pursuant to the terms of the settlement agreement were recorded at their estimated fair value, which was estimated to be equal to the present value of payments due to GECC under the terms of the settlement agreement. Such assets are being depreciated using the straight-line method over their estimated remaining useful lives of 2 to 4 years.

     Pre-Petition Debt Agreements--Subject to Compromise

     The Company was in default of substantially all of its U.S. pre-petition credit agreements as of November 2, 2002. All pre-petition debt of the Debtors has been classified as liabilities subject to compromise in the consolidated condensed balance sheet at November 2, 2002 and January 5, 2002. In addition, the Company stopped accruing interest on all domestic pre-petition credit facilities and outstanding balances on June 11, 2001, except for interest on certain foreign credit agreements that are subject to standstill and inter-creditor agreements. Total interest accrued on foreign debt agreements was $525 for the month ended November 2, 2002. Total interest accrued on foreign debt agreements since the Petition Date totaled $9,560, which is included in liabilities subject to compromise at November 2, 2002. The Company's proposed plan of reorganization requires the payment of such interest.

Note 4 - Liabilities Subject to Compromise

         The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under the Chapter 11 Cases are identified below. The amounts below may vary significantly from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.

         Additional claims may arise from the rejection of additional real estate leases and executory contracts by the Debtors.

                                                                November 2,
                                                                   2002
                                                            -----------------

U.S. bank debt                                                  $ 1,751,172
Canadian revolver                                                    17,527
Post-retirement benefit obligation                                    8,890
Accrued pre-petition interest                                        41,452
Mortgages/capital lease obligations                                   1,265
Lease termination accrual                                            18,855
Equity forward note                                                  56,677
Other debt                                                           18,020
Accounts payable                                                     97,993
Trade drafts payable                                                351,367
Deferred compensation accrual                                           796
Company obligated mandatorily redeemable convertible
     preferred securities ($120,000 par value)                      120,000
                                                            ----------------
                                                                $ 2,484,014
                                                            ================

Note 5 - Intercompany Receivables

         Intercompany balances are eliminated, in accordance with accounting principles generally accepted in the United States of America, when the results of Warnaco (the parent company) are consolidated with all of its wholly-owned subsidiaries. To the extent that intercompany notes constitute debt, the notes have been assigned to the Debtors' pre-petition secured lenders as collateral security for the pre-petition debt. Although recorded in the books and records as debt, for the most part, intercompany balances were accumulated over a number of years as Warnaco capitalized its subsidiaries and affiliates and, thus, may be considered equity investments in such subsidiaries and affiliates.

         As of November 2, 2002, the balance is comprised of the following:

                                                           Month Ended
                                                         November 2, 2002
                                                      ---------------------

                                                          (in thousands)
Intercompany accounts receivable from
     Non-debtor affiliates                                    $ 10,247
                                                         ==================


Note 6 - Supplemental Financial

         Information During the period ended November 2, 2002, the Debtors paid gross wages of $11,303,368. All employee and employer payroll taxes are paid to the Debtors' payroll service provider. The service provider in turn remits the funds to the taxing authorities.

         The following summarizes the taxes paid (received) and accrued by the Debtors during the period ended November 2, 2002:

Sales and use tax       $  327,668      $  (278,739)
Customs duties           4,228,071       (2,962,178
State income tax           297,881         (264,053)
Federal income tax             -                -
Canada income tax              -           (215,678)(a)
Property tax                20,941         (116,873)
GST tax                    203,202         (230,323)
                        ----------      ------------
                        $5,077,763      $(3,636,488)
                        ==========      ============

(a) 2001 refund.


Note 7 - Consolidated Condensed Balance Sheet and Operating Statement

         The attached Schedule I includes the Consolidated Condensed Balance Sheets and Consolidated Condensed Statements of Operations of The Warnaco Group, Inc. and its consolidated subsidiaries (the "Statements"). The Statements include the assets, liabilities and results of operations of all of the Company's subsidiaries including those entities not subject to the Chapter 11 Cases. The Statements are provided for information purposes only. The Statements do not include all of the information necessary to fully represent the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.


         Consolidated EBITDAR reflects earnings before interest, taxes, depreciation, amortization, restructuring and other items as defined in the Amended DIP. Other items were $16,727 for the ten months ended November 2, 2002, relating to losses from certain discontinued business units, UNICAP expense associated with the reduction in the Company's inventory balances and other items.

                                                                      SCHEDULE I
                            THE WARNACO GROUP, INC.
                            (DEBTORS-IN-POSSESSION)
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                (In Thousands)

                                                                                   Month Ended            10 Months Ended
                                                                                November 2, 2002         November 2, 2002
                                                                                ------------------      ------------------
Net revenues                                                                            $ 114,398               1,251,675
Cost of goods sold                                                                         91,030                 894,751
Selling, general and administrative expenses                                               28,016                 317,690
                                                                                ------------------      ------------------
Operating income (loss) before reorganization items                                        (4,648)                 39,234
Reorganization items                                                                        9,814                  89,021
                                                                                ------------------      ------------------
Operating loss                                                                            (14,462)                (49,787)
Interest expense, net                                                                       1,335                  15,678
                                                                                ------------------      ------------------
Loss before income taxes and cumulative effect of accounting change                       (15,797)                (65,465)
Provision (benefit) for income taxes                                                            1                     570
Cumulative effect of accounting change                                                          -                 855,135
                                                                                ------------------      ------------------
Net loss                                                                                $ (15,798)             $ (921,170)
                                                                                ==================      ==================
EBITDAR (see Note 7)                                                                      $ 1,775               $ 103,412
                                                                                ==================      ==================

                     CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS                                                                          November 2, 2002         January 5, 2002
                                                                                ------------------      ------------------
Current assets:
     Cash (includes restricted cash of $1,700 and $ -, respectively)                    $ 101,539                $ 39,558
     Accounts receivable, net of reserves of $100,796 and $107,947, respectively          216,624                 288,304
     Inventories, net of reserves of $39,069 and $50,097, respectively                    350,980                 428,720
     Prepaid expenses and other current assets                                             20,853                  38,412
                                                                                ------------------      ------------------
         Total current assets                                                             689,996                 794,994
Property, plant and equipment, net                                                        170,017                 220,588
Trademarks, goodwill and other, net, see Note 2                                            94,566                 969,873
Deferred income taxes                                                                       2,236                       -
                                                                                ------------------      ------------------

         Total Assets                                                                   $ 956,815             $ 1,985,455
                                                                                ==================      ==================
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Liabilities not subject to compromise:
  Current Liabilities:
     Current portion of long-term debt                                                    $ 7,144                 $ 2,111
     Accounts payable                                                                      99,114                  88,522
     Other current liabilities                                                             87,193                 101,520
     Deferred income taxes                                                                 20,257                  14,505
                                                                                ------------------      ------------------
         Total current liabilities                                                        213,708                 206,658
                                                                                ------------------      ------------------
  Amended DIP                                                                                   -                 155,915
  Long-term debt                                                                            1,411                   2,207
  Other long-term liabilities                                                              35,899                  31,754
  Deferred income taxes                                                                         -                   5,130
Liabilities subject to compromise                                                       2,484,014               2,435,075
                                                                                ------------------      ------------------
         Total Liabilities                                                              2,735,032               2,836,739
Shareholders' deficiency:                                                              (1,778,217)               (851,284)
                                                                                ------------------      ------------------
          Total Liabilities and Shareholders' Deficiency                                $ 956,815             $ 1,985,455
                                                                                ==================      ==================